Exhibit 99.1

FOR IMMEDIATE RELEASE
June 22, 2006
Contact:
Philip J. Pantano
716-278-2598

SENECA GAMING CORPORATION
ANNOUNCES EXECUTIVE APPOINTMENTS
Joseph D’Amato to serve as Chief Operating Officer

NIAGARA FALLS, NEW YORK — Seneca Gaming Corporation announced today that it has made three appointments to its executive staff.

Joseph D’Amato, currently the company’s Senior Vice President for Finance & Administration, has been named Chief Operating Officer. He will be responsible for the day-to-day operations of Seneca Gaming Corporation and its subsidiary companies Seneca Niagara Falls Gaming Corporation, Seneca Territory Gaming Corporation and Seneca Erie Gaming Corporation.

The companies manage and operate Seneca Niagara Casino & Hotel in Niagara Falls, New York and Seneca Allegany Casino in Salamanca, New York on behalf of the Seneca Nation of Indians. Site preparation for a third casino, Seneca Buffalo Creek Casino, is currently underway.

D’Amato fills a vacancy created when John Pasqualoni was appointed President and CEO in June 2005. Seneca Gaming Corporation is now conducting a national search, including a review of internal candidates, to replace Pasqualoni, who is resigning July 31.

 “Joe has been an integral part of our management team and has helped us build a financially strong and successful company,” said Barry E. Snyder, Sr., President of the Seneca Nation of Indians and Chairman of Seneca Gaming Corporation. “His appointment reflects the work he has put into building our operations and his ability to lead us during this time of transition.”

D’Amato joined Seneca Gaming Corporation in December 2002 after serving as Senior Vice President of Finance/Chief Financial Officer at Resorts International Casino in Atlantic City. He has held numerous management positions in the gaming industry with organizations including the Trump Organization and Bally’s Casinos.

“I am very grateful to the Board of Directors for placing their confidence in me to continue to lead this growing gaming and entertainment company,” D’Amato said. “The accomplishments we have realized in the past three and a half years have been nothing short of remarkable. I look forward to working with the Board of Directors and our management team to continue our record of success and achievement.”

In addition, Michael Speller, Seneca Gaming Corporation’s Senior Vice President of Table Games, was appointed Senior Vice President of Gaming Operations, while Patrick Fox was named Chief Financial Officer.

Speller is responsible for the overall management of the slot machines and table games operations at Seneca Niagara Casino & Hotel, Seneca Allegany Casino and Seneca Buffalo Creek Casino. He has more than 30 years experience in the gaming industry, and joined Seneca Gaming Corporation in 2002.

Currently Vice President of Finance, Fox will oversee and manage the financial performance of each of the Seneca Nation’s Class III gaming operations. He was hired by Seneca Gaming Corporation in 2005 after serving as Vice President/Chief Financial Officer at Prairie Meadows Racetrack & Casino in Des Moines, Iowa. He has more than 30 years of financial and accounting experience.

 “Seneca Gaming Corporation has built as strong a management team as I have been associated with in my career,” Pasqualoni said. “I look forward to working with Joe, Mike and Pat in their new capacities. Their appointments are certainly well-deserved.”

Forward-Looking Statements

The above announcement contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “ believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with references to Seneca Gaming Corporation and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this release, including, but not limited to, our ability to complete and open the Seneca Buffalo Creek Casino; our ability to replace Mr. Pasqualoni on or before July 31, 2006; our ability to continue the growth of Seneca Gaming Corporation; and our ability to continue our record of success and achievement. Additional information concerning potential factors that could affect Seneca Gaming Corporation and cause actual results to differ materially from those expressed in or implied by the statements contained in this release is included in the filings of Seneca Gaming Corporation with the Securities and Exchange Commission.

Seneca Gaming Corporation disclaims any obligation to update these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact: Joseph A. D’Amato, Senior Vice President Finance and Administration for additional information at 716-299-1073.